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                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File numbers 33-26277, 33-35857 and 33-41764) of Weitek Corporation of our report dated January 19, 1996, except Note 10, which is as of March 21, 1996 appearing on page 13 of this Form 10-K.





PRICE WATERHOUSE LLP

San Jose, California
April 1, 1996

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